Sentry Petroleum Ltd. Announces Change to its Trading Symbol.

RENO, December 12, 2007 - (Marketwire - December 12, 2007) - Sentry Petroleum Ltd. ("Sentry") (OTCBB: SPLM) is pleased to announce that effective December 13th, 2007 Sentry Petroleum has changed its trading symbol to (OTCBB: SPLM) to more accurately reflect its new name.

Contact:
Investor Relations 866.680.7649
info@sentrypetroleum.com
www.sentrypetroleum.com

Forward-Looking Statements:
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.